Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
POWERSECURE INTERNATIONAL, INC.
(a Delaware Corporation)
WITH AND INTO
METRETEK TECHNOLOGIES, INC.
(a Delaware Corporation)
(Pursuant to Section 253 of the
General Corporation Law of the State of Delaware)
     Metretek Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of PowerSecure International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation of the Merger under the name of PowerSecure International, Inc., that:
     FIRST: The Corporation and the Subsidiary are each incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.
     SECOND: The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.
     THIRD: The Board of Directors of the Corporation, by the following resolutions duly adopted on August ___, 2007, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware:
WHEREAS, the Board of Directors of the Corporation has deemed it desirable and in the best interests of the Corporation and its stockholders that the name of the Corporation be changed to “PowerSecure International, Inc.” (the “Name Change”); and
WHEREAS, the Corporation has caused to be formed, and owns all of the outstanding shares of the capital stock of, PowerSecure International, Inc., a Delaware corporation and the wholly-owned subsidiary of the Corporation (the “Subsidiary”), for the purpose of effecting the Name Change; and
WHEREAS, the Board of Directors of the Corporation has deemed it advisable and in the best interests of the Corporation and its stockholders that the Subsidiary be merged with and into the Corporation, with the Corporation being the surviving corporation of such merger (the “Merger”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, for the purpose of effecting the Name Change;
NOW, THEREFORE, BE IT HEREBY RESOLVED, that the incorporation and organization of the Subsidiary under the name “PowerSecure International, Inc.” as a Delaware corporation that is wholly-owned by the Corporation shall be, and the same hereby are, in all respects adopted, approved, authorized, ratified and confirmed.
FURTHER RESOLVED, that the Subsidiary shall merge with and into the Corporation, with the Corporation being the surviving corporation of the Merger and changing its corporate name to “PowerSecure International, Inc.”
FURTHER RESOLVED, that the Merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or, if later, at such time as specified in the Certificate of Ownership and Merger.
FURTHER RESOLVED, that, at any time prior to the effective time of the Merger, the Merger may be amended, modified, terminated or abandoned by action the Board of Directors of the Company.
FURTHER RESOLVED, that, upon the effectiveness of the Merger, (i) all of the estate, property, rights, privileges, powers and franchises of the Subsidiary shall be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name, and (ii) the Corporation shall assume all of the liabilities and obligations of the Subsidiary.
FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Common Stock, par value $.01 per share, of the Corporation outstanding immediately prior to the Merger shall remain unchanged and shall continue to remain outstanding immediately after the Merger as one share of Common Stock, par value $.01 per share, of the Corporation, held immediately after the Merger by the same person who was the holder of such share of Common Stock of the Company immediately prior to the Merger; and (ii) each share of Common Stock outstanding immediately prior to the Merger shall be cancelled and no consideration shall be issued in respect thereof.
FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation, as amended and restated and in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the surviving corporation in the Merger, except that, at the effective time of the Merger, Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:
“FIRST: The name of the corporation is PowerSecure International, Inc.”
FURTHER RESOLVED, that the By-Laws of the Corporation, as in effect immediately prior to the effective time of the Merger, shall be the By-Laws of the surviving corporation in the Merger, except that, at the effective time of the Merger, the By-Laws of the Corporation shall be amended so that each reference therein to “Metretek Technologies, Inc.” shall be replaced with “PowerSecure International, Inc.”
FURTHER RESOLVED, that the officers of the Corporation and each of them shall be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions for the Merger and the date of the adoption thereof, and to file or cause to be filed the same with the Secretary of State of the State of Delaware, and to execute, acknowledge, deliver and file such other documents and instruments and to take any and all such further action as such officers determine to be necessary, convenient or desirable or as required by Section 253 of the General Corporation Law of the State of Delaware or the provisions of any other applicable the laws of the State of Delaware or by the laws of any other appropriate jurisdiction, in order to carry out the purposes and intentions of the foregoing resolutions and to effect the Merger, with the execution and delivery of any such documents or instruments or the taking of any such action by any such officer or officers of the Corporation to be conclusive evidence of the approval of the officer or officers so acting and the authorization by the Board of Directors on behalf of the Corporation so to act.
FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368.
FURTHER RESOLVED, that the officers of the Corporation and each of them shall be, and they hereby are, authorized in the name and on behalf of the Corporation, to take such actions and to prepare, execute, deliver, file and record, as appropriate, in the State of Delaware or in any other state in which the Corporation is or become qualified to do business as a foreign corporation, such documents, instruments, agreements and certificates as they determine to be necessary, convenient or desirable in order to effect the Name Change (including but not limited to enabling the use of any fictitious, alternative, assumed or other name where such officers determine that the same is necessary, convenient or desirable), with the taking of any such action and the execution, deliver, filing or recording of any such documents, instruments, agreements and certificates to be conclusive evidence of the determination of such officers and the authorization thereof by the Board of Directors.
FURTHER RESOLVED, that the officers of the Corporation and each of them shall be, and they hereby are, authorized in the name and on behalf of the Corporation, to take such actions and to prepare, execute, deliver, file and record, as appropriate, such documents, instruments, agreements and certificates as they deem necessary, convenient or desirable in order to effect the Merger and to permit the Corporation to comply with all applicable federal, state and local laws, rules, regulations and requirements, including of any governmental or regulatory agencies or authorities, with the taking of any such action and the execution, deliver, filing or recording of any such documents, instruments, agreements and certificates to be conclusive evidence of the determination of such officers and the authorization thereof by the Board of Directors.
FURTHER RESOLVED, that any and all actions and transactions heretofore taken by or on behalf of the officers, directors, employees and agents of the Corporation in connection with or in contemplation of the Merger or the Name Change or the transactions contemplated thereby or by the foregoing resolutions, shall be, and the same hereby are, in all respects adopted, approved, authorized, ratified and confirmed by the Board of Directors on behalf of the Corporation.
FURTHER RESOLVED, that the officers of the Corporation and each of them shall be, and they hereby are, authorized in the name and on behalf of the Corporation to pay or cause to be paid all legal, filing, accounting, closing, organization, commitment and other fees and expenses incurred by the Corporation in connection with the Merger or the Name Change.
FURTHER RESOLVED, that any form of additional or specific resolutions required by the General Corporation of the State of Delaware, the Secretary of State of the State of Delaware, or the laws, regulations or other requirements of any other state in which the Corporation is or becomes qualified to do business as a foreign corporation, or that the officers of the Corporation determine to be necessary, convenient or desirable, to be adopted by the Board of Directors of the Company in order to effect the purposes of the Merger and the Name Change and to consummate the transactions contemplated by the foregoing resolutions, or that cover any authority included in matters authorized in the foregoing resolutions, shall be, and the same hereby are, deemed in all respects to be adopted, approved, authorized, ratified and confirmed by the Board of Directors at this meeting and incorporated in these minutes by this reference, and that the officers of the Company and each of them shall be, and they hereby are, authorized in the name and on behalf of the Company to certify the same as having been duly adopted, approved, authorized, ratified and confirmed by the Board of Directors of the Corporation at this meeting.
RESOLVED, that, in addition to the specific authorizations heretofore conferred, the officers of the Corporation and each of them shall be, and they hereby are, authorized in the name and on behalf of the Company to take any and all further actions, included, but not limited to, the negotiation, execution, delivery, filing and recording of documents, instruments, certificates and agreements as any such officer or officers determine to be necessary, convenient or desirable in order to give effect to, and to consummate the transactions contemplated by, the Merger and the Name Change, with the execution, delivery or filing of any such documents, instruments, certificates or agreements or the taking of any such action to be conclusive evidence of the determination of such officers and the authorization thereof by the Board of Directors.
FOURTH: The Corporation shall be the surviving corporation of the Merger, and its name shall be “PowerSecure International, Inc.”
FIFTH: The certificate of incorporation of the Corporation, as amended and restated and in effect immediately prior to the effective time of the Merger, shall be the certificate of incorporation of the surviving corporation in the Merger, except that Article FIRST thereof shall be amended to read in its entirety as follows:
“FIRST: The name of this corporation is PowerSecure International, Inc.”
SIXTH: The Merger shall become effective on August 22, 2007.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on this 22nd day of August, 2007.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton, President and
Chief Executive Officer

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